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As filed with the Securities and Exchange Commission on March 28, 2007

Registration No. 333-139885

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GSI TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code number)	77-0398779 (I.R.S. Employer Identification No.)
2360 Owen Street Santa Clara, California 95054 (408) 980-8388 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

LEE-LEAN SHU
President and Chief Executive Officer
GSI TECHNOLOGY, INC.
2360 Owen Street
Santa Clara, California 95054
(408) 980-8388
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
DENNIS C. SULLIVAN, ESQ. DLA Piper US LLP 2000 University Avenue East Palo Alto, California 94303-2248 (650) 833-2000	DONNA M. PETKANICS, ESQ. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304-9300 (650) 493-9300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-13985, is being filed for the sole purpose of updating the amount of the NASD filing fee and filing a revised opinion of DLA Piper US LLP, which is attached as Exhibit 5.1 hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth all costs and expenses, other than the underwriting discount payable by the registrant in connection with the sale and distribution of the common stock being registered hereby, including the shares offered by the selling stockholders. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq Global Market application fee.

Securities and Exchange Commission registration fee	$6,648
NASD filing fee	7,860
Nasdaq Global Market application fee	105,000
Blue sky qualification fees and expenses	10,000
Printing and engraving expenses	145,000
Legal fees and expenses	500,000
Accounting fees and expenses	400,000
Transfer agent and registrar fees	2,000
Miscellaneous expenses	3,492

Total	$1,180,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the registrant intends to enter into separate indemnification agreements (Exhibit 10.1) with its directors and officers which would require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The registrant also intends to maintain director and officer liability insurance, if available on reasonable terms. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

        The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act, or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

        In the three years prior to the filing of this Registration Statement, the registrant issued and sold an aggregate of 543,175 shares of common stock to its employees, directors and consultants upon exercise of options granted by the registrant under its 1997 Stock Plan. In calendar years 2006, 2005 and 2004, the registrant issued 129,500, 24,250 and 389,425 shares, respectively, pursuant to the exercise of options granted under the registrant's 1997 Stock Plan. Option exercise prices ranged from $0.15 to $2.00 per share, with a weighted average exercise price of $0.16 per share, in calendar 2006, $0.15 to $2.00 per share, with a weighted average exercise price of $1.39 per share, in calendar 2005 and $0.04 to $2.00 per share, with a weighted average exercise price of $0.22 per share, in calendar 2004. The aggregate proceeds to the registrant from the sale of these shares of its common stock was $138,849.

        In the three years prior to the filing of this Registration Statement, the registrant issued and sold an aggregate of 16,561 shares of common stock to its employees, directors and consultants upon exercise of options granted by the registrant under its 2000 Stock Option Plan. In calendar years 2006, 2005 and 2004, the registrant issued 3,875, 7,686 and 5,000 shares, respectively, pursuant to the exercise of options granted under the registrant's 2000 Stock Option Plan. Option exercise prices ranged from $2.10 to $5.40 per share, with a weighted average exercise price of $5.08 per share, in calendar 2006, $2.10 to $3.50 per share, with a weighted average exercise price of $2.24 per share, in calendar 2005 and $2.10 in calendar 2004. The aggregate proceeds to the registrant from the sale of these shares of its common stock was $47,422.

        The sales and issuances of these securities were deemed to be exempt from registration under the Securities Act by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensation benefits plans and contracts relating to compensation. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  EXHIBITS.

Exhibit Number	Name of Document
†1.1	Form of Underwriting Agreement
†3.1	Restated Certificate of Incorporation of Registrant
†3.2	Bylaws of Registrant
†3.3	Form of Amended and Restated Certificate of Incorporation to be filed prior to the offering
†3.4	Form of Amended and Restated Bylaws to be effective prior to the offering
†4.1	Specimen certificate representing the common stock
5.1	Opinion of DLA Piper US LLP
†10.1	Form of Indemnification Agreement between Registrant and Registrant's directors and officers
†10.2	1997 Stock Plan and form of Stock Option Agreement
†10.3	2000 Stock Option Plan and form of Stock Option Agreement
†10.4	2007 Equity Incentive Plan
†10.5	2007 Employee Stock Purchase Plan and form of Subscription Agreement
†10.6	Building Office Lease for 2360 Owen Street, Santa Clara, California 95054, as amended
†10.7	Building Office Lease for No. 1, 6th Floor, 30 Taiyuan Street, Chupei City, Taiwan
†21.1	List of Subsidiaries
†23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1)
†23.3	Consent of Duff & Phelps, LLC
†24.1	Power of Attorney

†
Previously filed.

  (b)
  FINANCIAL STATEMENT SCHEDULES.

        The following schedule is filed hereunder on page S-1:

Schedule II—Valuation and Qualifying Accounts.

        Other financial statement schedules have been omitted because they are not applicable or the required information is shown in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

        (1)   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (2)   Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (3)   The undersigned registrant hereby undertakes that:

          (a)   For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (b)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (4) The undersigned registrant hereby undertakes:

          (a)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (b)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, State of California, on March 28, 2007.

GSI TECHNOLOGY, INC.
By:	/s/ DOUGLAS M. SCHIRLE Douglas M. Schirle Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ LEE-LEAN SHU* Lee-Lean Shu	President, Chief Executive Officer and Chairman (Principal Executive Officer)	March 28, 2007
/s/ DOUGLAS M. SCHIRLE Douglas M. Schirle	Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2007
/s/ ROBERT YAU* Robert Yau	Vice President, Engineering, Secretary and Director	March 28, 2007
/s/ HSIANG-WEN CHEN* Hsiang-Wen Chen	Director	March 28, 2007
/s/ RUEY L. LU* Ruey L. Lu	Director	March 28, 2007
/s/ JING RONG TANG* Jing Rong Tang	Director	March 28, 2007
*By:	/s/ DOUGLAS M. SCHIRLE Douglas M. Schirle Attorney-in-fact March 28, 2007

EXHIBIT INDEX

Exhibit Number	Name of Document
†1.1	Form of Underwriting Agreement
†3.1	Restated Certificate of Incorporation of Registrant
†3.2	Bylaws of Registrant
†3.3	Form of Amended and Restated Certificate of Incorporation to be filed prior to the offering
†3.4	Form of Amended and Restated Bylaws to be effective prior to the offering
†4.1	Specimen certificate representing the common stock
5.1	Opinion of DLA Piper US LLP
†10.1	Form of Indemnification Agreement between Registrant and Registrant's directors and officers
†10.2	1997 Stock Plan and form of Stock Option Agreement
†10.3	2000 Stock Option Plan and form of Stock Option Agreement
†10.4	2007 Equity Incentive Plan
†10.5	2007 Employee Stock Purchase Plan and form of Subscription Agreement
†10.6	Building Office Lease for 2360 Owen Street, Santa Clara, California 95054, as amended
†10.7	Building Office Lease for No. 1, 6th Floor, 30 Taiyuan Street, Chupei City, Taiwan
†21.1	List of Subsidiaries
†23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1)
†23.3	Consent of Duff & Phelps, LLC
†24.1	Power of Attorney

†
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX